UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2018

EXTRACTION OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37907	46-1473923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 5300 Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (720) 557-8300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Master Assignment, Increase Agreement and Amendment No. 2 to Amended and Restated Credit Agreement

On January 5, 2018, Extraction Oil & Gas, Inc. (the “Company”) entered into a Master Assignment, Increase Agreement and Amendment No. 2 (the “Amendment”) to that certain Amended and Restated Credit Agreement, dated as of August 16, 2017 (the “Credit Agreement”) among the Company, certain subsidiaries of the Company (the “Guarantors”), Wells Fargo Bank, National Association, as administrative agent and issuing lender, and the lenders named therein. Any capitalized term used and not defined herein shall have the meaning assigned to such term in the Credit Agreement.

The Amendment provides that the borrowing base under the Credit Agreement be increased to $750 million as of the November 1, 2017 redetermination of the borrowing base and that the commitment amounts be reallocated to the lenders in accordance with the schedule set forth in the Amendment. While the Amendment re-determined the borrowing base under the Credit Agreement at $750 million, the maximum amount that may be borrowed under the credit facility is subject to the current maximum lending commitments of $650 million. The Amendment also provides that the maximum amount for the letter of credit issued in favor of a purchaser of the Company’s crude oil be increased from $25 million to $35 million.

The Amendment contains customary representations and warranties by each of the Company and each Guarantor. Except as amended by the Amendment, the Credit Agreement remains in full force and effect as originally executed.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.
Item 2.03 Creation of a Direct Financial Obligation
The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1
Master Assignment, Increase Agreement and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of January 5, 2018, by and between Extraction Oil & Gas, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent and issuing lender, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRACTION OIL & GAS, INC.

	By:	/S/ RUSSELL T. KELLEY, JR.
Russell T. Kelley, Jr.
Chief Financial Officer
Dated: January 9, 2018

EXHIBIT INDEX

Exhibit Number	Description
10.1
Master Assignment, Increase Agreement and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of January 5, 2018, by and between Extraction Oil & Gas, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent and issuing lender, and the lenders party thereto.